FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report:      January 16, 1996



                             AM COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                                                 0-9856
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(State or other jurisdiction                              (Commission File No.)
of incorporation or
organization)

                                   23-1922958
                       ----------------------------------
                       I.R.S. Employer Identification No.




                                  1900 AM Drive
                            Quakertown, PA 18951-9004
                    ----------------------------------------
                    (Address of Principal Executive Offices)



Registrant's Telephone Number, Including Area Code:  215-536-1354



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Item 4:    Changes in Registrant's Certifying Accountant.
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         On January 11, 1996, the Registrant engaged KPMG Peat Marwick, independent certified public accountants, as the Registrant's principal accountant to audit the Registrant's financial statements. Such new accounting firm was engaged in replacement of Deloitte & Touche, LLP, independent certified public accountants, who had previously been engaged for the same purpose and whose dismissal was effective the same date.
         The decision to change accountants was approved by the Registrant's Board of Directors and Audit Committee. The former accountant's report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and subsequent interim periods, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Item 7:    Financial Statements and Exhibits.
---------------------------------------------
         Exhibit 16.1: Letter of Deloitte & Touche, LLP -- To be filed by amendment.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    AM COMMUNICATIONS, INC.
                                                          (Registrant)


Date:    January 16, 1996                         By:  /s/ Keith D. Schneck
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                                                       Keith D. Schneck
                                                       President